Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE/JURISDICTION OF
	INCORPORATION/	NAME UNDER WHICH
NAME OF SUBSIDIARY	ORGANIZATION	BUSINESS IS CONDUCTED

Quicksilver Resources Canada Inc.	Canada	Quicksilver Resources Canada Inc.

Cowtown Pipeline Funding, Inc.	Delaware	Cowtown Pipeline Funding, Inc.

Cowtown Pipeline Management, Inc.	Texas	Cowtown Pipeline Management, Inc.

Cowtown Pipeline LP	Texas	Cowtown Pipeline LP

Cowtown Gas Processing LP	Texas	Cowtown Gas Processing LP

Quicksilver Gas Services Holdings LLC	Delaware	Quicksilver Gas Services Holdings LLC

Quicksilver Gas Services GP LLC	Delaware	Quicksilver Gas Services GP LLC

Quicksilver Gas Services LP	Delaware	Quicksilver Gas Services LP

Quicksilver Gas Services Operating LLC	Delaware	Quicksilver Gas Services Operating LLC

Quicksilver Gas Services Operating GP LLC	Delaware	Quicksilver Gas Services Operating GP LLC

Cowtown Pipeline Partners LP	Texas	Cowtown Pipeline Partners LP

Cowtown Gas Processing Partners LP	Texas	Cowtown Gas Processing Partners LP